Exhibit 10.1

LEASE
THIS LEASE (this “Lease”) made and entered into as of the 1st day of January, 2019 (the “Effective Date”) between UEC Properties, LLC, a South Carolina limited liability company (“Landlord”), and UEC Electronics, LLC, a South Carolina limited liability company (“Tenant”).
WITNESSETH:
In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree for themselves, their successors and assigns, as follows:

1.    PREMISES. Landlord, in consideration of the rents, covenants, and agreements hereinafter reserved and contained to be paid and performed by Tenant, hereby demises and lets unto Tenant that certain land and improvements located in or near the City of Hanahan, Berkley County, South Carolina, commonly known as 5906 Howard Street, Hanahan, SC 29410 and buildings designated as 1 & 2 at 5914 and 5918 Howard Street, Hanahan, SC 29410 (the “Premises”), as more particularly described or shown in EXHIBIT “A” attached hereto and made a part hereof, together with all rights, appurtenances, easements, and privileges thereto, upon and subject to all of the terms and conditions set forth herein.
2.    TERM. This Lease shall be effective as of the Effective Date. The initial term (“Initial Term”) of this Lease shall be for ten (10) years commencing on January 1, 2019, (the “Commencement Date”) and expiring at 11:59 p.m. on December 31, 2028 (the “Termination Date”). So long as Tenant has not caused or permitted to exist (beyond applicable cure periods, as applicable) a material default or event of default under this Lease during the Initial Term, and no default hereunder then exists, in each case as determined in the Landlord’s sole discretion, Tenant shall have the option to renew the Initial Term for one (1) additional period of five (5) years (the “Extended Term”). Tenant must provide Landlord with written notice of Tenant’s intent to exercise its option for the Extended Term (the “Renewal Notice”) no later than December 31, 2027. The Base Rent (defined herein) charged during such Extended Term shall be ninety percent (90%) of the market rate rent as determined by the parties in good faith; provided, however, that if the parties agree that ninety percent (90%) of the market rent rate is less than $410,600 per annum ($34,216.67 per month), the Base Rent for the Extended Term shall nevertheless be $410,600 per annum ($34,216.67 per month); provided further, however should the parties be unable to agree on the market rate rent for the Extended Term within one (1) month after receipt by Landlord of the Renewal Notice, the Landlord shall have the right to terminate this Lease as of the Termination Date by written notice to Tenant no later than three (3) months after receipt by Landlord of the Renewal Notice. If the Landlord does not terminate this Lease, Base Rent for the Extended Term shall be $410,600 per annum ($34,216.67 per month). The Initial Term and Extended Term, if applicable, are collectively referred to as the “Term”.
3.    TRIPLE NET LEASE. THIS IS A TRIPLE NET LEASE AND LANDLORD SHALL NOT BE REQUIRED TO PAY ANY EXPENSE, TO PROVIDE ANY SERVICES, OR TO DO ANY ACT OR THING WITH RESPECT TO THE PREMISES, INCLUDING THE BUILDING, IMPROVEMENTS, OR ANY APPURTENANCES, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN.
4.    RENT AND OTHER SUMS TO BE PAID BY TENANT.
(a)    Base Rent. During the Term, Tenant shall pay to Landlord annual base rent, as increased each year (the “Base Rent”) payable in equal monthly installments according to the following schedule:
Period                    Monthly Rent        Annual Rent

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Lease year 1-5                $30,200            $362,400
Lease year 6-10                $33,220            $398,640

Rent shall be paid to Landlord without demand and without setoff or reduction in equal monthly installments in advance on the first (1st) day of each month at the address of Landlord set forth in Section 32 hereof, or at such other address as Landlord may from time to time designate to Tenant by notice in the manner hereinafter provided. In the event the Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis for the period between the Commencement Date and the first day of the following calendar month (which pro rata payment shall be due and payable on the Commencement Date). No payment by Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord's right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.
(b)    Additional Rent. Any amounts required to be paid by Tenant under this Lease (in addition to Base Rent) and/or any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease, including, without limitation, any expenses incurred for taxes, insurance, maintenance, repairs, replacements, damage to the Premises caused by Tenant or Tenant's employees, agents, contractors, licensees, or invitees, legal fees, cost of default remedies, owner's association dues and assessments, landscaping, utilities and other charges assessed against or attributed to the Premises which are the obligation of Tenant hereunder, shall be considered additional rent (herein, “Additional Rent”) payable in the same manner and upon the same terms and conditions as Base Rent reserved hereunder except as expressly set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when due shall entitle Landlord to the remedies available to it for non-payment of Base Rent, including, without limitation, late charges and Interest (as defined in Subsection 34(f)) thereon pursuant to Subsection 34(g) hereof. Base Rent and Additional Rent shall be deemed and are hereafter referred to occasionally as “Rent.”

5.    USE OF PREMISES. Tenant covenants and agrees that the Premises may be used for any lawful purpose (the “Permitted Use”). Tenant will permit no liens to attach or exist against the Premises, and shall not commit any waste. The Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any unreasonable vibration, noise, odor, light or other effect to occur within or around the Premises that constitutes a nuisance or trespass for any neighbor of the Premises or their customers, agents, licensees or invitees. Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same. Tenant shall not in any way violate any law, or ordinance from time to time affecting the Premises, or any restrictive covenant currently affecting the Premises, and shall not in any manner use the Premises so as to cause cancellation of, or prevent the use of the fire and extended coverage insurance policy required hereunder. Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants, and not on any such information provided by Landlord or any of its agents or employees.
6.    QUIET ENJOYMENT. Tenant, upon paying the rents herein reserved and performing and observing all of the other terms, covenants, and conditions of this Lease on Tenant's part to be performed and observed, shall peaceably and quietly have, hold, and enjoy the Premises, during the Term, subject to the terms of this Lease and to any agreements and encumbrances which are superior to this Lease or to which this Lease may be subordinated.

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7.    TAXES.
(a)    Real Estate Taxes. Tenant shall pay all real estate taxes and other impositions for the Premises, including any fees in lieu of taxes, both general and special, which may be levied or assessed by the taxing authorities against the land, buildings and all other improvements within or constituting the Premises. Tenant shall pay all such real estate taxes and assessments directly to the taxing authority including any fine, penalty, interest or cost that may be added thereto for non-payment thereof. Real estate taxes and other impositions shall mean all ad valorem taxes, water and sanitary taxes, assessments, liens, licenses and permit fees or any other taxes imposed, assessed or levied against the Premises, and all other charges, impositions or burdens of whatever kind and nature, whether or not particularized by name, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, which at any time during the Term may be created, assessed, confirmed, adjudged, imposed or charged upon or with respect to the Premises or any improvements made thereto, or on any part of the foregoing or any appurtenances thereto, or directly upon this Lease or the rent payable hereunder or amounts payable by any subtenants or other occupants of the Premises, or upon this transaction or any documents to which Tenant is a party or successor-in-interest, or against Landlord because of Landlord's estate or interest herein, by any governmental authority, or under any law, including among others, all rental, sales, use, inventory or other similar taxes and any special tax bills and general, special or other assessments and liens or charges made on local or general improvements or any governmental or public power or authority whatsoever, but excluding income, franchise, capital gains, and estate and gift taxes. Landlord shall file real estate tax appeals at Tenant’s request.
(b)    Personal Property Taxes and Assessments. The Tenant, at all times, shall be responsible for and shall pay, before delinquency, all municipal, county, state or federal taxes, including any fees in lieu of taxes, assessed against any leasehold interest or any fixtures, furnishings, equipment, stock and trade, or other personal property owned, installed or used on the Premises and billed to the Landlord or to the Premises, or any further improvements to the Premises by Tenant or by Landlord.
8.    UTILITIES. Tenant shall pay, prior to delinquency, all electricity, heat, water, sewer, trash removal, and all other utility charges and costs of any kind for utilities used or consumed at the Premises. Landlord is not responsible for any interruptions or curtailments in utility services except to the extent caused by the gross negligence or willful misconduct of Landlord, its employees, agents, servants, or contractors. Landlord hereby reserves the right to grant perpetual utility and/or other easements over, under, and across the Premises, to the applicable private, public, or governmental authorities for purposes of installing, constructing, reconstructing, using, operating, repairing, replacing, maintaining, relocating, and/or removing any utility lines and/or facilities, provided same do not unreasonably interfere with the conduct of Tenant's business. Tenant agrees, from time to time within ten (10) days of Landlord's request, to execute and deliver to Landlord any reasonable instruments presented to Tenant by Landlord which grant such utility and other easements over, across, and under the Premises, to any applicable private, public, or governmental authorities for the purposes described hereinabove.
9.    INSURANCE REQUIRED OF TENANT.
(a)    With respect to Tenant's performance under this Lease, and in addition to Tenant's obligation to indemnify, Tenant shall at its sole cost and expense:

(i)
maintain the insurance coverages and limits required by this Section and any additional insurance and/or bonds required by law on or before the Effective Date or Tenant's entering the Premises for any purpose, and at all times during the Term;

(ii)	procure the required insurance from an insurance company eligible to do business in the State of South Carolina and having and maintaining a

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Financial Strength Rating of “A-” or better and a Financial Size Category of “VII” or better, as rated in the A.M. Best Key Rating Guide for Property and Casualty Insurance Companies, except that, in the case of Workers' Compensation insurance, Tenant may procure insurance from the state fund of the State of South Carolina; and

(iii)
deliver to Landlord, certificates of insurance stating the types of insurance and policy limits.  Tenant shall provide or will endeavor to have the issuing insurance company provide at least thirty (30) days advance written notice of cancellation, non-renewal, or reduction in coverage, terms, or limits to Landlord.  Tenant shall deliver such certificates:

1)	On or before the Effective Date or Tenant's entering the Premises for any purpose; and

2)	prior to expiration of any insurance policy required in this Section.
(b)    The parties agree:

(i)
the failure of Landlord to demand such certificate of insurance or failure of Landlord to identify a deficiency will not be construed as a waiver of Tenant's obligation to maintain the insurance required under this Lease;

(ii)
that the insurance required under this Lease does not represent that coverage and limits will necessarily be adequate to protect Tenant, nor be deemed as a limitation on Tenant's liability to Landlord in this Lease;

(iii)	Tenant may meet the required insurance coverages and limits with any combination of primary and Umbrella/Excess liability insurance; and

(iv)	Tenant may not maintain a deductible that exceeds $5,000.00 on any liability and not more than $25,000.00 on any property policy without Landlord's prior written approval.
(c)    The insurance required by this Section includes the following coverages:

(i)
Workers' Compensation insurance with benefits afforded under the laws of the State of South Carolina and Employers Liability insurance with limits of at least:
$500,000.00 for Bodily Injury – each accident
$500,000.00 for Bodily Injury by disease – policy limits
$500,000.00 for Bodily Injury by disease – each employee

(ii)
Commercial General Liability insurance written on Insurance Services Office (ISO) Form CG 00 01 12/07 or a substitute form providing equivalent coverage, covering liability arising from the Premises, operations, independent contractors, personal injury, products/completed operations, and liability assumed under an insured contract (including the tort liability of another assumed in a business contract) with limits of at least:

$3,000,000.00 General Aggregate limit (per location basis)

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$1,000,000.00 each occurrence limit for all bodily injury or property damage incurred in any one (1) occurrence
$3,000,000.00 each occurrence limit for Personal Injury and Advertising Injury
$5,000,000.00 Products/Completed Operations Aggregate limit
$100,000.00 Damage to Rented Premises

(iii)	The Commercial General Liability insurance policy must:

1)
include Landlord and Landlord's lenders, if any, as Additional Insureds using the ISO Additional Insured-Managers or Lessors of Premises endorsement form CG 20 11 04/13, or an acceptable substitute providing equivalent coverage.  Tenant shall provide a copy of the Additional Insured endorsement to Landlord.  The Additional Insured endorsement may either be specific to Landlord or may be “blanket” or “automatic” addressing any person or entity as required by contract.  A copy of the Additional Insured endorsement must be provided within sixty (60) days of execution of this Lease and within sixty (60) days of each Commercial General Liability policy renewal;

2)	include a waiver of subrogation in favor of Landlord;

3)	be primary and non-contributory with respect to any insurance or self-insurance that is maintained by Landlord; and

4)	the policy aggregate must be provided on a per location basis.

(iv)
Property insurance with limits equal to 90% replacement cost of Tenant's personal property, decorations, trade fixtures, furnishings, equipment, alterations and repairs, improvements and betterments, and other contents located or placed therein and shall include business interruption.  The property insurance policy will include a waiver of subrogation in favor of Landlord.

(d)    If Tenant fails to obtain and provide any or all of the aforesaid insurance, Landlord may, but shall not be required to, purchase such insurance on behalf of Tenant and recover the cost of such insurance as Additional Rent due under this Lease.  Tenant agrees, as its own expense, to comply with all rules and regulations of the fire insurance rating organization having jurisdiction.

10.    LANDLORD'S INSURANCE. Landlord shall maintain fire and casualty special form “all risk” insurance, with extended coverage, covering the buildings to be located upon the Premises equal to the full replacement cost thereof. Tenant shall pay or reimburse to Landlord the actual cost of insurance within fifteen (15) days after receipt of an invoice therefor. Such payment shall be deemed Additional Rent hereunder.
11.    WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other and each party's officers, directors, employees, and agents from liability or responsibility for any loss or damage to their respective property covered by insurance policies, or which would have been covered by insurance if the party had complied with the terms and provisions of this Lease. This release shall apply to Landlord and Tenant and anyone claiming through or under Landlord or Tenant, by way of subrogation or otherwise,

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even if the occurrence was caused by the fault or negligence of Landlord or Tenant or anyone under their control. Each of Landlord and Tenant shall cause any property damage insurance which it maintains in respect to the Premises, to contain a provision whereby the insurer waives any rights of subrogation against the other party.
12.    REPAIRS AND MAINTENANCE.
(a)    Tenant Obligations. Throughout the Term, Tenant, at its sole expense, shall maintain all portions of the Premises in good condition, ordinary wear and tear excepted. Such maintenance shall include, without limitation, the building, parking areas, sidewalks, loading areas, thruways, methods of ingress and egress, electrical, lighting facilities and equipment, and all parkways, fences and signs located on Premises. Tenant shall be responsible for the cost of repairs made to, and/or replacements of, any structural systems, including the roof, load-bearing walls, floor slabs, masonry walls and foundation, paved parking, and the HVAC unit(s), up to $1,000, unless such repair and/or replacement is necessitated by Tenant’s particular use or its gross negligence or willful misconduct in which case Tenant shall be responsible for the entire cost of repair and/or replacement. Tenant will not suffer or permit any waste or neglect and will take such steps as often as may be necessary to keep the building, appurtenances, and other improvements on the Premises in a good condition. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant agrees to initiate and carry out a program of regular maintenance and repair of the Premises so as to impede, to the extent possible, deterioration by ordinary wear and tear and to keep the same in attractive condition. Tenant shall also repair, replace and be responsible for damage caused by stoppage, breakage, leakage, overflow, discharge or freezing of fixtures and above ground plumbing pipes or sewer lines.
(b)    Landlord Obligations. So long as Tenant has complied with its obligations in this Section, Landlord shall be responsible for the cost of repairs made to, and/or replacements of, structural systems, including the roof, load-bearing walls, floor slabs, masonry walls and foundation, paved parking, and the HVAC unit(s) when such repair and/or replacement cost is in excess of $1,000; provided, that, Tenant shall pay the first $1,000 due for any repair and/or replacement and Landlord shall only be responsible for costs in excess of $1,000. Landlord will be responsible to repair or replace below ground plumbing pipes or sewer lines unless such repair and/or replacement is necessitated by Tenant’s particular use or its gross negligence or willful misconduct in which case Tenant shall be responsible for the entire cost of repair and/or replacement.
(c)    Repairs Made by Landlord. If Tenant refuses or neglects to commence the necessary maintenance, repairs or replacements within thirty (30) days after the written demand by Landlord (other than in the case of emergency), Landlord may (but shall not be required to) make such maintenance, repairs or replacements without liability to Tenant for any loss or damage that may accrue to Tenant's stock, business, equipment, or fixtures by reason thereof, and if Landlord makes such maintenance, repairs or replacements, Tenant shall pay to Landlord, within thirty (30) days after demand, as Additional Rent, the cost thereof, plus interest at the rate set forth in Subsection 34(f) from the date Landlord pays for any such repairs.
(d)    HVAC Maintenance. Tenant shall, at its cost, contract with a service company (which Landlord, at its option, may reasonably designate or approve) for the quarterly maintenance of the heating, ventilating and air conditioning equipment serving the Premises. Tenant shall furnish a copy of the service contract to Landlord within ten (10) days after opening for business, and a copy of any subsequent contracts from time to time during the Term.
(e)    Pest and Termite Control. Tenant shall, at its cost, retain a licensed, bonded professional pest and termite control service (which Landlord, at its option, may reasonably designate or approve) to perform at the minimum annual inspections of the Premises, to keep the same free of infestation by insects, rodents and vermin, and shall promptly cause any corrective or extermination work reasonably recommended

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by such service to be performed. The Tenant shall provide the Landlord with a copy of the termite and pest control contract and annual renewals of the contract.
13.    ALTERATIONS.

(a)    Landlord shall pay to Tenant (i) an allowance during the Initial Term of One Hundred Thousand and No/100 Dollars ($100,000) (the “Allowance”) for the purpose of reimbursing Tenant for the direct costs of completing painting, carpeting, and other renovations to the Premises during the Term (“Tenant’s Renovations”). The Landlord shall provide the Allowance to the Tenant with either a check or as a Base Rent credit, such method of payment to be made in the Landlord’s sole discretion.
If the total actual cost of Tenant’s Renovations exceeds the Allowance provided in this Section 13(a), Tenant shall be solely responsible for such amounts in excess of the Allowance.
The Tenant’s Renovations shall be considered improvements and appurtenances to the Premises, owned by the Landlord, and shall remain with the Premises at the end of the Term.
(b)    Other than as set forth in Section 13(a), Tenant agrees not to make alterations, changes, additions, or improvements to the Premises and/or or the improvements thereon costing in excess of $20,000 in the aggregate without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned. Tenant shall submit three complete sets of Tenant's plans and specifications which have been stamped/sealed by an architect or engineer licensed in the State of South Carolina (the “Plans and Specifications”) to Landlord in conjunction with Tenant's request for Landlord's consent to Tenant's planned alterations of the Premises (the “Tenant's Work). If approved by Landlord, the Plans and Specifications shall be the final plans and specifications, and no material changes shall be made without Landlord's prior written consent. “Material Changes” shall include any change of the appearance of the improvements or re-engineered drawings of the improvements thereon. Landlord agrees to review and comment on the Plans and Specifications within fifteen (15) days after receipt; otherwise, such request and plans and specifications will be deemed approved by Landlord. If Landlord consents to Tenant's proposed alterations, changes, additions, or improvements and approves the Plans and Specifications, all work erected or performed shall be performed solely by Tenant at its sole cost and expense pursuant to the approved Plans and Specifications. Tenant agrees that no construction shall commence until Landlord approves said Plans and Specifications. Prior to commencement of construction, a pre-construction coordination conference shall be held at or near the Premises. Landlord's representative, Tenant's representative and Tenant's Contractor (as defined hereinafter), if any, shall attend such conference. Tenant shall be responsible for and agrees to obtain all building permits, other permits, utility services, and certificates of occupancy required in connection with the use and occupancy of the Premises.

(c)    In the event Tenant engages the services of a contractor with regard to the Tenant's Work, Tenant and Tenant's contractor (the “Contractor”) shall comply with the requirements set forth in this subsection (c). Tenant and Tenant's contractor shall enter into a construction contract in which the contractor agrees to perform the work, and Tenant shall provide an executed copy of such contract to Landlord. Said contract shall provide, among other things, as follows:

(i)
That notwithstanding anything to the contrary, the Contractor will perform the work and furnish the materials required therefor on the sole credit of Tenant; that no lien for labor or materials will be filed or claimed by the Contractor against the Premises, that the Contractor will discharge any such lien filed or claims by any person or entity that furnishes labor or materials; and that the Contractor will indemnify and save Landlord harmless from any and all costs and expenses, including reasonable attorneys' fees,

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suffered, or incurred as a result of any such lien that may be filed or claimed in connection with or arising out of the work; and

(ii)
That the Contractor shall furnish Tenant and Landlord with certificates of insurance setting forth the following coverages: (A) workmen's compensation insurance as required by the laws of the State of South Carolina or the United States; (B) bodily injury, including death, with limits of $1,000,000.00 per person and $3,000,000.00 per occurrence; (C) property damage, with limits of $500,000.00; (D) motor vehicle liability and property damage in the amounts set forth in (B) and (C); and (E) Builder's Risk Insurance in the full amount of the contract.

14.    DAMAGE OR DESTRUCTION. If the building or other improvements upon the Premises are damaged by fire or other casualty, Landlord shall cause the damage to the physical structure of the building (excluding any tenant improvements or alterations therein) to be repaired or replaced without unreasonable delay; provided, however, if by reason of such casualty, Landlord, in its reasonable estimation, determines that the amount of time required to repair the damage using due diligence is in excess of 270 days (as measured from the issuance of the applicable building permits necessary for reconstruction), then either party shall have the right to terminate this Lease by giving written notice of termination to the other party hereto within thirty (30) days after the date of casualty; provided, however, in the event that the casualty giving rise to an election to terminate is caused by the negligence, misconduct or acts or omissions of Tenant or Tenant's invitees, Tenant shall have no right to terminate this Lease. Except as specifically set forth herein, in no event shall any such damage cause the abatement or rebate in the Rent then due or thereafter becoming due under the terms hereof. Notwithstanding the other provisions of this Section, in the event that there should be a casualty loss to the Premises during the last two (2) years of the Term, Landlord may, at its option, terminate this Lease by giving written notice thereof to Tenant within thirty (30) days after the date of the casualty and the Rent shall abate as of the date of such notice. Except as provided herein, Landlord shall have no obligation to rebuild or repair in case of fire or other casualty, and no termination under this Section shall affect any rights of Landlord or Tenant hereunder arising from the prior defaults of the other party. Tenant shall give Landlord immediate notice of any fire or other casualty in the Premises. Notwithstanding anything contained in this Section to the contrary, in no event shall Landlord be required to expend more funds in connection with repair or restoration than the amount received by Landlord from the proceeds of any insurance policies maintained by Landlord. Further, Landlord shall have no duty to restore, repair, replace or rebuild in the event that any lender of Landlord should require that insurance proceeds received as a result of the fire or other casualty be applied to payment of the mortgage debt, and, in such event, Landlord and Tenant shall each have the right to terminate this Lease immediately.
15.    CONDEMNATION. If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if such taking shall materially impair the normal operation of Tenant's business, then either party hereto shall have the right to terminate this Lease by giving written notice of such termination to the other party within thirty (30) days after such taking. If neither party elects to terminate this Lease, Landlord shall repair and restore the Premises to the best possible tenantable condition (but only to the extent of any condemnation proceeds made available to Landlord) and the Rent shall be proportionately and equitably reduced as of the date of the taking. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord whether such award is for compensation for damages to the Landlord's or Tenant's interest, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expenses, its leasehold estate, or the taking of Tenant's trade fixtures or equipment if a separate award for such items is made to Tenant and such separate award does not reduce the award to Landlord.

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16.    ASSIGNMENT OR SUBLETTING. So long as Tenant is not in default under this Lease, Tenant may assign its interest in this Lease or sublet the entire Premises (but not a part thereof) to (i) a wholly owned corporation or controlled subsidiary of Tenant; or (ii) the parent corporation through which Tenant is authorized to operate its business. Tenant shall make no other assignment or subletting without the prior written consent of Landlord, and upon such terms and conditions as Landlord may approve. A change in ownership of Tenant shall be an assignment of this Lease for purposes of this Section. Any assignment or sublease shall not release or relieve Tenant from any obligations of this Lease. Tenant shall pay to Landlord, as Additional Rent, the sum of $3,000.00 to cover Landlord's administrative costs, overhead and counsel fees, plus all out-of-pocket expenses above such amount, in connection with such assignment or subletting consented to by Landlord and any and all additional costs and expenses incurred hereunder. Any assignee of Tenant shall assume Tenant's obligations hereunder and shall deliver to Landlord an assignment and assumption agreement in form satisfactory to Landlord within ten days after the effective date of the assignment. Notwithstanding the foregoing, regardless of Landlord's consent or the need under this Section to obtain Landlord's consent, no assignment or subletting shall release Tenant from this Lease. Acceptance of Rent from any other person shall not be deemed a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting. In the event of any assignment or sublease involving rent in excess of the Base Rent or Additional Rent required under this Lease (“Excess Rent”), Landlord shall participate in the Excess Rent. Tenant shall promptly pay to Landlord, as additional rent, fifty percent (50%) of all such Excess Rent collected from the assignee or subtenant, and shall supply Landlord with a true copy of each assignment or sublease, and in the case of the former, an originally executed assumption by the assignee of all of Tenant's obligations under this Lease.
17.    ORDINANCES. Tenant shall at its own cost and expense promptly observe and comply with all laws, rules, orders, zoning ordinances, regulations, and requirements applicable to the Premises and all buildings and improvements thereon, or to repairs or alterations thereof, and shall also at its own cost and expense promptly comply with all laws, rules, orders, and regulations. If Tenant fails to comply with any of the foregoing requirements, Landlord may, at its option and after thirty (30) days' notice to Tenant of its intention to do so, comply with the same for the account of Tenant, and Tenant shall upon demand pay to Landlord the cost of such compliance including reasonable expenses, Interest, attorneys' fees, and costs incurred in connection therewith.
18.    FINANCING. Tenant agrees that this Lease and all of Tenant's right, title, and interest in and to this Lease and the Premises is subject and subordinate to any mortgage, deed of trust, or other security instrument which Landlord may now or hereafter place upon all or any portion of the Premises (each, a “Mortgage”) and to all renewals, modifications, amendments, and extensions thereof and to all the terms and provisions thereof. This provision is self-operative. Tenant agrees, however, to promptly execute any document or instrument which may be requested by Landlord or any mortgagee or lender holding a Mortgage (each, a “Mortgagee”) evidencing such subordination. If any Mortgage is foreclosed (or in the event of a deed in lieu of foreclosure), then (a) Tenant shall, at any purchaser's (including any Mortgagee) at such foreclosure sale (or deed in lieu thereof) (the “Purchaser”) election, attorn to such Purchaser and recognize such Purchaser as the “landlord” under this Lease pursuant to all the terms and provisions of this Lease, and Tenant will promptly execute any such documents and instruments as may be necessary or appropriate to evidence such attornment; and (b) Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, that provides Tenant any right to terminate this Lease or to otherwise adversely affect Landlord's interest in this Lease upon any such foreclosure proceeding. Any Mortgagee shall also have the right, in such Mortgagee's discretion, to subordinate its Mortgage to this Lease. If Tenant, within fifteen (15) days after Landlord's demand, fails to execute and deliver any instrument or document required to be executed by Tenant pursuant to this Section 18, then Landlord is hereby authorized to execute same as attorney-in-fact for the Tenant, such power being coupled with an interest.

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19.    ESTOPPEL CERTIFICATE & FINANCIAL STATEMENTS. (a)     Tenant shall, from time to time within ten (10) days after Landlord's demand, execute and deliver to Landlord and/or Landlord's designee an estoppel certificate in a form acceptable to Landlord and/or Landlord's designee certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as so modified), (b) the dates to which rent and other charges payable under this Lease have been paid, (c) that Landlord is not in default under this Lease (or if Tenant alleges a default, then (i) stating the nature of such alleged default, and (ii) the date of notice provided to Landlord stating such default), and (d) such other matters as Landlord and/or such designee may require. If Tenant fails to execute and deliver to Landlord and/or Landlord's designee any such estoppel certificate within ten days after Landlord's demand, then Tenant shall be automatically deemed to have approved such estoppel certificate in the form submitted to Tenant and all the matters set forth therein.
(b)    Financial Statements. Tenant shall furnish to Landlord within one hundred twenty (120) days after the close of each fiscal year a balance sheet, as well as a profit and loss statement and any other financial information or summaries that Tenant typically provides to its lenders or owners on Tenant for such fiscal year, certified by Tenant to be correct and accurate and prepared in accordance with generally accepted accounting principles consistently applied, and a quarterly profit and loss statement of Tenant. Landlord shall keep such information strictly confidential and not disclose such information to any other party other than its lender or potential lender.
20.    INDEMNITY; LIMITS OF LIABILITY. Tenant agrees to indemnify, defend, and save Landlord, its agents, contractors, servants, and employees harmless from and against any and all liabilities, damages, claims and demands for, or in connection with, any accident, injury, or damage whatsoever caused to any person or property arising, directly or indirectly, out of the business conducted in or the use and/or occupancy of the Premises, or occurring in, on or about the Premises or any part thereof, or arising directly or indirectly, from any act or omission of Tenant or any concessionaire or sub-tenant or their respective licensees, servants, agents, employees, or contractors, and from and against any and all costs, expenses, and liabilities incurred in connection with any such claims and/or proceedings brought thereon, except to the extent caused by the willful misconduct or gross negligence of Landlord or any of its agents, contractors, servants, or any employees. If any action or proceeding shall be brought by or against Landlord, its agents, contractors, servants, or employees in connection with any such liability, claim, suit, cost, injury, death or damage, Tenant, on notice from Landlord shall defend such action or proceeding, at Tenant's expense, by or through attorneys reasonably satisfactory to Landlord. The provisions of this paragraph shall apply to all activities of Tenant, its agents, contractors, servants or employees with respect to the Premises, whether occurring before or after execution of this Lease. The insurance coverage maintained by Tenant pursuant to this Lease shall support insurable aspects of the foregoing indemnity; provided, however, Tenant's liability pursuant to such indemnity shall not be limited to the amount or coverage of such insurance. The foregoing indemnification provision and the obligations arising thereunder shall survive any expiration or termination of this Lease. Neither Landlord, its agents, contractors, servants or employees shall be liable in any manner to Tenant, its agents, contractors, servants or employees for any injury to or death of persons or for any loss of or damage to property, regardless of whether such loss or damage is occasioned by casualty, theft or any other cause of whatsoever nature, except to the extent such loss or damage caused by the willful misconduct or gross negligence of Landlord, its agents, contractors, servants or employees. In no event shall Landlord, its agents, contractors, servants and employees be liable in any manner to Tenant, its agents, contractors, servants or employees as the result of the acts or omissions of Tenant, its agents, contractors, servants and employees. All personal property upon the Premises shall be at the risk of Tenant only, and neither Landlord, its agents, contractors, servants or employees shall be liable for any damage thereto or theft thereof, except to the extent attributable to the willful misconduct or gross negligence of Landlord, its agents, contractors, servants or employees.

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21.    LIENS. Tenant will promptly, and in all events within thirty (30) days following the filing of same, remove and discharge, and shall indemnify, defend and hold Landlord harmless from and against any lien, charge, claim, security interest or encumbrance which may attach to, upon or against the Premises or any portion thereof, arising out of the possession, use, occupancy, construction, operation, supply, repair, or rebuilding by reason of the furnishing of labor, services, materials or equipment by a contractor or material supplier or anyone else who is entitled to mechanics' lien under applicable law (a “Mechanics' Lien”). Notwithstanding the foregoing, Tenant may reserve the right to contest the validity or amount of any such Mechanics' Lien in good faith, provided that, within thirty (30) days after the filing of such Mechanics' Lien, Tenant discharges said Mechanics' Lien of record or records a bond eliminating said Mechanics' Lien as an encumbrance against the Landlord's interest in the Premises. If Tenant fails to remove any Mechanics' Lien against Landlord's interest, Landlord may, in addition to any other right or remedy, but shall not be obligated to, take such action as Landlord shall reasonably determine to remove such Mechanics' Lien, and all costs and expenses incurred by Landlord, including, without limitation, amounts paid in good faith settlement of such Mechanics' Lien and attorneys' fees and costs, shall be paid by Tenant. Tenant's obligations pursuant to this Section shall survive the expiration or earlier termination of this Lease.
Nothing contained in this Lease shall be construed as the consent or request of Landlord, express or implied, for the performance of any labor or services or for the furnishing of any materials or equipment for any construction, alteration, addition, rehabilitation, repair or demolition of or to the Premises (or any part thereof). Notice is hereby given that Landlord will not be liable for any labor, services, materials or equipment furnished or to be furnished to Tenant, or anyone holding an interest in the Premises (or any part thereof) through or under Tenant, and that no construction or other liens for any such labor, services, materials or equipment shall attach to or affect the interest of Landlord in the Premises. Tenant agrees to indemnify, protect, defend and hold Landlord harmless from and against all Claims, paid or incurred by Landlord in connection with any such Mechanics' Lien.
22.    HAZARDOUS MATERIALS.
(a)    Throughout the Term, Tenant and Tenant's employees, agents, invitees, licensees, and contractors shall not cause, permit, or allow any substances, chemicals, materials, or pollutants (whether solid, liquid, or gaseous) deemed to be toxic or hazardous or the manufacture, storage, transport, or disposal of which is regulated, governed, restricted, or prohibited by any federal, state, or local agency or authority, or under any federal, state, or local law, ordinance, rule, or regulation related to the environment, health, or safety (collectively, “Environmental Laws”), including, without limitation, any oil, gasoline, petroleum, petroleum by-products, hazardous substances, toxic substances, hazardous waste, asbestos, or asbestos containing materials (collectively, “Hazardous Materials”) to be handled, placed, stored, dumped, released, manufactured, used, transported, or located on, in, under, or about the Premises; provided, however, Tenant shall be permitted to use and otherwise handle minor quantities of such Hazardous Materials as are ordinarily and typically used and handled as part of the Permitted Use so long as such Hazardous Materials are used and handled in accordance with all Environmental Laws. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, remove all Hazardous Materials from the Premises except to the extent placed thereon by Landlord.
(b)    Tenant shall give Landlord immediate written notice of any problem, spill, discharge, threatened discharge, or discovery of any Hazardous Materials or claim thereof. If such problem, spill, discharge, threatened discharge, or discovery was caused by Tenant or any of Tenant's employees, agents, contractors, invitees, guests, or licensees, then such notice shall include a description of measures proposed to be taken by Tenant to contain and/or remediate the release of such Hazardous Materials and any resultant damage to or impact on property, persons, and/or the environment (which term includes, without limitation, soil, surface water, or groundwater). Upon Landlord's approval and at Tenant's own cost and expense, Tenant shall promptly take all steps necessary to clean up and remediate any release of such Hazardous Materials,

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comply with all Environmental Laws, and otherwise report and/or coordinate with Landlord and all appropriate governmental agencies.
(c)    Tenant shall indemnify, release, defend (with counsel reasonably acceptable to Landlord), and hold Landlord and Landlord's agents, affiliates, representatives, officers, and employees harmless from and against all Liabilities (as defined below) suffered by, incurred by, or assessed against Landlord and/or Landlord's agents, affiliates, representatives, officers, and employees, whether incurred as a result of legal action taken by any governmental entity or agency, taken by any private claimant or taken by Landlord, as a result of the presence, disturbance, discharge, release, removal, or cleanup of any Hazardous Materials on, in, upon, or about the Premises (except to the extent placed thereon by Landlord, its agents, servants, employees or contractors), and/or other off-site property if caused directly or indirectly, in whole or in part, by the acts or omissions of Tenant or Tenant's agents, employees, contractors, representatives, or invitees. Tenant's obligations and liabilities under this Section 22 shall survive the expiration or earlier termination of this Lease. “Liabilities” means all liabilities, expenses, demands, damages (including punitive, exemplary, and consequential damages), costs, losses, causes of action, claims, attorneys' fees, other professional fees, penalties, fines, assessments, and charges.
(d)    Upon seven (7) days' advance notice, Tenant shall permit Landlord and its representatives access to the Premises, from time to time, to conduct an environmental assessment, investigation and sampling of the Premises, at Landlord's expense, except to the extent such assessment, investigation or sampling shows the presence of Hazardous Materials caused by Tenant's actions, in which case such audit shall be at Tenant's expense. Landlord shall cooperate with Tenant to ensure that such access causes the least amount of disruption to Tenant's operation on the Premises as possible and shall, at Landlord's sole expense, restore the Premises to its condition prior to such assessment.
23.    [INTENTIONALLY OMITTED].
24.    TITLE AND CONDITION. (a) The Premises are demised and let subject to (i) the existing state of title of any of the Premises, (ii) any state of facts which an accurate survey or physical inspection of the Premises might show, (iii) all requirements of law, including any existing violation of any thereof, and (iv) the condition of the Premises as of the Commencement Date, without representation or warranty by Landlord.
(b)    EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE, LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE PREMISES AS IS WHERE IS AND WITH ALL FAULTS. TENANT ACKNOWLEDGES THAT EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE, LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, OR (xvi) COMPLIANCE OF THE PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO

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OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE, THE PROVISIONS OF THIS SUBSECTION 24(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.
25.    SIGNAGE. Tenant shall fully comply with all applicable requirements of all jurisdictional regulatory requirements pertaining to signage and signage installation, including, but not limited to, the ordinances of the City of Hanahan, South Carolina, if applicable.
26.    TENANT'S FIXTURES. Tenant shall have the right to install in the Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures from time to time during and upon termination or expiration of this Lease, provided Tenant is not then in default under the terms of this Lease; provided, however, that prior to the expiration of the Term, Tenant shall remove said trade fixtures from the Premises and repair and restore any damage or injury to the Premises (to the condition in which the Premises existed prior to such installation) caused by the installation and/or removal thereof.
27.    DEFAULT.
(a)    Tenant shall be in default hereunder if (a) Tenant fails to pay when due Rent and any other sums due under this Lease; or (b) Tenant fails to observe and perform any of the other terms, covenants, and/or conditions of this Lease and such default shall continue for more than ten (10) days after notice from Landlord to Tenant. If the nature of a default under (b) above is such that it cannot reasonably be cured within the aforesaid cure period, and work thereon shall be commenced within said period and diligently prosecuted to completion within thirty (30) days after Landlord's notice to Tenant, then Landlord's rights under this Section shall be inapplicable.
(b)    In the event of any default by Tenant, Landlord may (i) cure Tenant's default at Tenant's cost and expense, and/or (ii) re-enter the Premises and remove all persons and all or any property therefrom by any suitable action or proceeding at law, without being liable for any prosecution therefor or damages therefrom, and repossess and enjoy the Premises with all buildings, additions, alterations, and improvements, and Landlord may, at its option, repair, alter, remodel, and/or change the character of the improvements as it may deem fit, and/or (iii) at any time relet the Premises or any part or parts thereof, as the agent of Tenant or in Landlord's own right, and/or (iv) terminate this Lease upon not less than five (5) days' notice to Tenant. The exercise by Landlord of any right granted in this Section shall not relieve Tenant from the obligation to make all rental payments and to fulfill all other covenants required by this Lease at the time and in the manner provided herein and if Landlord so desires all current and future rent and other monetary obligations due hereunder less the fair rental value of the Premises (adjusted to reflect the present value of said obligation as of said date using the statutory judgment interest rate in making said calculation) shall become immediately due and payable. Tenant throughout the remaining Term hereof shall pay Landlord, no later than the last day of each month during the Term, the then current excess, if any, of the sum of the unpaid rentals and costs to Landlord resulting from such default by Tenant over the proceeds, if any, received by Landlord from such reletting, if any, but Landlord shall have no liability to account to Tenant for any excess. Landlord shall not be required to relet the Premises nor exercise any other right granted to Landlord hereunder, nor shall Landlord be under any obligation to minimize Tenant's loss as a result of Tenant's default. If Landlord attempts to relet, Landlord shall be the sole judge as to whether or not a proposed tenant is suitable and acceptable.
(c)    In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have, in addition to any other remedies which it may have, the right to invoke any other remedy allowed

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at law or in equity to enforce Landlord's rights or any of them, as if re-entry and other remedies were not herein provided. Tenant hereby waives its right to redeem in the event that it shall be dispossessed or this Lease terminated by reason of any default on its part. Tenant hereby agrees that notice to quit or surrender possession shall not be required in the event of Tenant's default.
(d)    If Tenant shall at any time be in default hereunder, and if Landlord shall deem it necessary to engage attorneys to enforce its rights hereunder, the determination of such necessity to be in the sole discretion of Landlord, Landlord will be reimbursed by Tenant for its expenses incurred thereby, including but not limited to court costs and reasonable attorneys' fees.
(e)    The failure of Landlord to insist upon strict performance of any of the terms, conditions, and covenants herein shall not be deemed to be a waiver of any rights or remedies that Landlord may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions, and covenants herein contained except as may be expressly waived in writing.
(f)    The maintenance of any action or proceeding to recover possession, or any installment or installments of Rent or any other moneys that may be due or become due from Tenant to Landlord, shall not preclude Landlord from thereafter instituting and maintaining subsequent actions or proceedings for the recovery of possession or of any other moneys that may be due or become due from Tenant. Any entry or reentry by Landlord shall not be deemed to absolve or discharge Tenant from liability hereunder.
(g)    If at any time during the Term there shall be filed by or against Tenant or any successor tenant then in possession under this Lease, in any court pursuant to any statute either of the United States or of any state, a petition (i) in bankruptcy, (ii) alleging insolvency, (iii) for reorganization, (iv) for the appointment of a receiver, or (v) for any relief under the Bankruptcy Code, or if a similar type of proceeding shall be filed, then Landlord may terminate Tenant's rights under this Lease by notice in writing to Tenant, and thereupon Tenant shall immediately quit and surrender the Premises to Landlord, but Tenant shall continue to be liable for the payment of Rent and all other sums due hereunder.
28.    LANDLORD'S RIGHT TO INSPECT. Upon reasonable prior notice to Tenant, Tenant agrees to permit Landlord to enter the Premises during Tenant's usual business hours to inspect the same and show same to prospective tenants or purchasers.
29.    SURRENDER. Tenant agrees, at the termination of this Lease, whether by limitation, forfeiture, or otherwise, to quit, surrender, and deliver to Landlord possession of the Premises with all the buildings and improvements thereon free from any liens thereon, in good condition and repair, ordinary wear and tear alone excepted, all of which shall remain the property of Landlord. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.
30.    DEFINITION OF LANDLORD: LIABILITY OF LANDLORD LIMITED. The term “Landlord” as used in this Lease means only the owner for the time being of the land which constitutes the Premises so that in the event of any assignment, transfer, or other conveyance of Landlord's rights under this Lease, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder as to matters occurring subsequent to the date of said assignment, transfer, or conveyance, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser at any such sale, or the successor to Landlord by reason of any assignment, transfer, or other conveyance of Landlord's interest in this Lease, that such purchaser or successor has assumed and agreed to perform all of Landlord's obligations hereunder. The preceding sentence shall also be applicable to all successor landlords. Notwithstanding anything to the contrary provided in this Lease, it is agreed that Landlord, its successors and assigns, shall have absolutely no personal or individual liability with respect to any of the terms, covenants, and conditions of this Lease, and Tenant hereby expressly agrees that it shall look solely to the equity of Landlord or its successor(s) in interest in the Premises for the

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satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by such successor in interest of any of the terms, covenants, and conditions of this Lease to be performed by Landlord, such exculpation of personal liability to be absolute and without any exception whatsoever. Tenant covenants that no execution shall be levied against Landlord, but only against the Premises, and all judgments shall be so indexed.
31.    BROKER. The parties represent to each other that other than as noted below, no broker or finder has brought the Premises to the attention of Tenant, or Tenant to the attention of Landlord, and that no broker or finder is entitled to a commission or other compensation in connection with this transaction. Each party agrees to indemnify the other party for all costs and expenses incurred, including reasonable attorneys' fees, as a result of the claim of any broker or finder, based on dealings with said party. Notwithstanding the foregoing, the parties acknowledge that a brokerage fee of Thirty-One Thousand Eight Hundred Ninety-One and 20/100 Dollars ($31,891.20) is due to Newmark Knight Frank (the “Broker”) for brokerage services in connection with the Initial Term, and that Landlord shall be exclusively liable for this fee.
32.    NOTICES. Whenever notice shall be given by either party to the other, notice shall be in writing addressed to the address of the party being notified at the address set forth below or to such other address as a party may from time to time designate by five days' notice to the other party. Notice may only be given by hand delivery (with receipt), email, nationally recognized express service which documents receipt of its deliveries, or by postage paid certified or registered mail with return receipt requested. Each notice which is given, served, or sent in the manner specified in this Section 32 shall be deemed to have been given and received as of the date it is delivered or as of the date on which delivery is refused or unclaimed by the addressee upon presentation. Notice addresses are as follows:

LANDLORD:	TENANT:
For notices:	For notices
UEC Properties, LLC	UEC Electronics , LLC
3024 Jasper Blvd	5914 Howard Street
Sullivan’s Island, SC 29482	Hanahan, SC 29410
philip@ufkeseng.com	Attention: Dave Modeen - President DavidModeen@uec-electronics.com

For Rent payments:
ACH to Bank Provided

33.    HOLDING OVER. Tenant may not remain upon the Premises after the day of expiration of the Term without Landlord's written approval. With Landlord's approval, Tenant shall become a tenant-at-will and any such holding over shall not constitute an extension of the Lease. During such holding over, Tenant shall pay 150% of the Rent in effect as of the expiration of the Term. If Tenant holds over without Landlord's written consent, Tenant shall also be a tenant at sufferance and shall pay 125% of the then-effective Rent until Tenant surrenders possession. Nothing contained herein shall be interpreted to grant permission to Tenant to holdover or to deprive Landlord of any rights and remedies with respect thereto. Such occupancy shall be subject to all the terms, covenants and conditions of this Lease.
34.    OTHER PROVISIONS.
(a)    Entire Agreement. This Lease contains the entire agreement of the parties and may not be amended, modified, released, or discharged, in whole or in part, except by an instrument in writing signed by the parties.

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(b)    Captions. The captions contained in this Lease are for convenience and reference only, and shall not be held to explain, modify, amplify, or aid in the interpretation, construction, or meanings of the provisions of this Lease to which they relate.
(c)    Provisions Severable. If any provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision or any portion thereof to any person or circumstances shall not be affected thereby, and each valid provision or portion thereof shall be enforceable to the fullest extent permitted by law.
(d)    Relationship of Parties. Nothing contained in this Lease shall be construed to make the parties partners or joint venturers or to render either of said parties liable for the debts or obligations of the other, except as expressly provided in this Lease.
(e)    Successors. Subject to the provisions of this Lease, the covenants, conditions, and agreements contained herein shall bind and inure to the benefit of Landlord and Tenant and their respective successors, heirs, and assigns.
(f)    Interest. Whenever this Lease refers to “Interest” same shall be computed at a rate equal to 12% per annum. If, however, payment of Interest at such rate by Tenant (or by the tenant then in possession having succeeded to Tenant's interest in accordance with the terms of this Lease) should be unlawful, that is, violative of usury statutes or otherwise, then Interest shall, as against such party, be computed at the maximum contract rate payable by such party.
(g)    Late Payments. Should Tenant fail to pay when due any installment of Rent or any other sum payable to Landlord under the terms of this Lease, then Interest shall accrue from and after the date on which any such sum was originally due, and such Interest together with a late charge of $200.00 to cover the extra expense in handling such delinquency shall be paid by Tenant to Landlord at the time of payment of the delinquent sum.
(h)    Applicable Law, Venue. This Lease shall be governed, construed, and enforced in accordance with the laws of the State of South Carolina. Venue for any dispute shall be proper solely in Berkeley County, South Carolina. In addition, the parties agree to mandatorily refer any lawsuit, claim, and/or dispute resulting in litigation, to the Berkeley County Master-In-Equity for final disposition, or a Special Referee if the Master-In-Equity has a conflict of interest.
(i)    Waiver of Trial by Jury. Landlord and Tenant hereby mutually, intentionally and knowingly waive any and all rights to trial by jury in any action, proceeding, claim, crossclaim, counterclaim, or third-party complaint brought by either party for any matters whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, the Premises, any business thereon, pre-lease discussion or negotiations, or any other matter whatsoever between or involving the parties.
(j)    Force Majeure. Neither Landlord nor Tenant shall be liable for any delay or failure to perform its nonmonetary obligations hereunder due to (and the time for performance of any covenant shall be deemed extended by the time last due to) any causes beyond its reasonable control, including, without limitation, fire, accident, act of the public enemy, war, rebellion, insurrection, sabotage, transportation delay, shortages of material, labor, energy or machinery, or act of God, act of government or the judiciary.
(k)    Memorandum of Lease. Promptly upon Tenant’s request, Landlord agrees to execute (and acknowledge) and deliver to Tenant a memorandum of this Lease in recordable form.
(l)    Return of Termination Option Check under Previous Lease as a Condition to Tenant’s Obligations Hereunder. It shall be a condition to all of Tenant’s obligations under this Lease (but not to

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the effectiveness of this Lease or to the Landlord’s obligations under this Lease) that Tenant shall have received back from Landlord, uncashed and undeposited, the check in the amount of One Hundred Thousand Dollars ($100,000.00) that Tenant delivered to Landlord pursuant to the exercise of its termination option under Section 34(k) of the lease relating to the Premises between Landlord and Tenant dated October 31, 2014.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Lease under seal as of the Effective Date.
LANDLORD:
WITNESSES:                        UEC Properties, LLC,
a South Carolina limited liability company
Name:     /s/ Rebecca A. Ufkes                By:    /s/ Philip J. Ufkes
Name: Philip J. Ufkes
   Rebecca A. Ufkes                    Title: Managing Member

TENANT:
WITNESSES:                        UEC Electronics, LLC,
a South Carolina limited liability company
Name:     /s/ Nancy Straight                By:     /s/ David M. Modeen
Name:    DAVID M. MODEEN
Name:     NANCY STRAIGHT                Title:     PRESIDENT
Director of Strategic Planning

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EXHIBIT “A”

Premises
5914 & 5918 Howard Street

All that lot, piece or parcel of land, together with the buildings and improvements thereon, situate, lying and being in St. James Goose Creek Parish, Berkeley County, S.C., being enclosed and contained within the lines lettered “A” – “B” – “C” – “D” – “E” – “F” – “A” (legal description not closed on prior deed due to a scriveners error) as shown on a plat entitled “PLAT OF TRACT OF LAND, LETTERED “A” – “B” – “C” – “D” – “E” – “F”, LOCATED IN ST. JAMES GOOSE CREEK PARISH, BERKELEY COUNTY, S.C. ALSO A RAILROAD SIDING WITH 16 FEET RIGHT OF WAY, LETTERED “H” – “J” – “K” – “L” ALSO LOTS 1 AND 2 BLOCK C, AS SHOWN ON A PLAT OF PORT PARK SUBDIVISION…” prepared by Joseph Needle, CE dated October 16, 1961, and recorded in the RMC Office for Berkeley County, in Plat Cabinet M at page 155, reference hereby made to said plat for a more complete description thereof and butting and bounding as shown thereon.

This being the same property conveyed to UEC Properties, LLC by Paula Steinberg Farbman, Samuel Steinberg, Jack K. White, Louise J. Small, Dorothy M. Small, Robert L. White and Anna Lea P. Steinberg by deed dated May 29, 2001, and recorded in the ROD Office for Berkeley County on May 31, 2001, in Book 2276, page 72.

TMS: 265-15-06-028

5906 Howard Street

All those certain lots, pieces or parcels of land, with the buildings and improvements thereon, situate, lying and being in Port Park Subdivision, Berkeley County, South Carolina, designated as Lots 1 and 2, in Block C, on a plat of Port Park Subdivision made by J. O'Hear Sanders, Jr., CE dated January, 1949, and recorded in the Clerk of Court's office for Berkeley County in Plat Book F, page 53A and having such shape, metes, bounds and location as are shown thereon, to which reference is hereby craved for a fuller description.

This being the same property conveyed to UEC Properties, LLC by deed of Carolina Towing and Recovery, Inc. dated March 28, 2012, and recorded in the Berkeley County ROD Office on March 28, 2012, in Book 9386, pager 307.

TMS: 265-15-06-029

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